                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          AUREAL SEMICONDUCTOR INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           AUREAL SEMICONDUCTOR INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 21, 1997
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aureal Semiconductor Inc.
(the "Company") will be held on Wednesday, May 21, 1997 at 12:30 p.m., Pacific Daylight Time, at 4245 Technology Drive, Fremont, California, for the following purposes:

          1. To elect two Class II Directors to hold office for a three-year term and until their respective successors are elected and qualified or until their earlier resignation or removal.

          2. To approve the Company's 1996 Outside Directors Stock Option Plan.

          3. To ratify the appointment of Arthur Andersen LLP as the independent accountants of the Company for the fiscal year ending December 28, 1997.

          4. To consider and transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on April 4, 1997 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          Brendan R. O'Flaherty
                                          Secretary

Fremont, California
April 18, 1997

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
GENERAL INFORMATION
  Annual Report.......................................................................    1
  Record Date and Shares Outstanding..................................................    1
  Revocability of Proxies.............................................................    1
  Voting and Solicitation.............................................................    1
  Plan of Reorganization..............................................................    2
  Security Ownership of Certain Beneficial Owners and Management......................    2
ELECTION OF DIRECTORS
  Information Concerning the Board of Directors.......................................    5
  Board Compensation..................................................................    6
  Meetings of the Board of Directors and Committees of the Board......................    6
EXECUTIVE COMPENSATION AND OTHER MATTERS
  Executive Compensation..............................................................    7
  Stock Options Granted in Fiscal 1996................................................    8
  Option Exercises and Fiscal 1996 Year-End Values....................................    9
  Repriced Options....................................................................    9
  Employment Contracts and Termination of Employment and Change-in-Control
     Arrangements.....................................................................    9
  Changes to Benefit Plans............................................................   10
  Certain Relationships and Related Transactions......................................   10
  Section 16(a) Beneficial Ownership Report, Compliance...............................   12
COMPARISON OF STOCKHOLDER RETURN......................................................   13
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION........................   15
  Salary..............................................................................   15
  Bonuses.............................................................................   15
  Stock Options.......................................................................   15
  Recent Compensation Decisions.......................................................   15
  CEO Compensation....................................................................   16
APPROVAL OF THE 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN
  General.............................................................................   17
  Description of Plan.................................................................   17
  Summary of United States Federal Income Tax Consequences............................   19
  Nonqualified Stock Option ("NQO")...................................................   19
  Vote Required and Board of Directors' Recommendation................................   19
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
  Vote Required and Board of Directors' Recommendation................................   20
STOCKHOLDER PROPOSALS.................................................................   20
TRANSACTION OF OTHER BUSINESS.........................................................   20

                           AUREAL SEMICONDUCTOR INC.
                             4245 TECHNOLOGY DRIVE
                           FREMONT, CALIFORNIA 94538
                                 (510) 252-4245

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Aureal Semiconductor Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form, relating to the annual meeting of stockholders (the "Annual Meeting") to be held on Wednesday, May 21, 1997 at 12:30 p.m., Pacific Daylight Time, at 4245 Technology Drive, Fremont, California, or any adjournments or postponements thereof. The Proxy Statement and the enclosed proxy are being mailed to stockholders on or about April 18, 1997.

                              GENERAL INFORMATION

ANNUAL REPORT

     An annual report on Form 10-K for the fiscal year ended December 29, 1996 is enclosed with this Proxy Statement.

RECORD DATE AND SHARES OUTSTANDING

     Only stockholders of record at the close of business on April 4, 1997 are entitled to vote at the Annual meeting. On that date, there were outstanding and entitled to vote 39,439,138 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"). Approximately 1,078,000 of such shares are subject to voting agreements. See "Plan of Reorganization" below.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy for the meeting in the accompanying form may revoke it at any time prior to it being voted, by filing with the Secretary of the Company at the Company's principal executive office, 4245 Technology Drive, Fremont, California 94538, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Stockholders may vote in person or by proxy. Each share of Common Stock is entitled to one vote on each proposal that comes before the Annual Meeting. The Company's Bylaws provide that a majority of all of the shares of stock entitled to vote, whether present in person or represented by proxy shall constitute a quorum for the transaction of business at the meeting. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the Annual Meeting.

     If the enclosed proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted at the meeting in accordance with the stockholder's instructions. If no instructions are given with respect to any matter, the proxy will be voted in favor of such matter.

     Solicitation of proxies may be made by directors, officers and other authorized employees of the Company by personal interview, telephone or other means of communication. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

PLAN OF REORGANIZATION

     On July 25, 1994, the Company and its then wholly-owned subsidiary, Pellucid, Inc. ("Pellucid"), filed separate voluntary petitions in the United States Bankruptcy Court seeking protection under Chapter 11 of the United States Bankruptcy Code. On December 19, 1994, the Bankruptcy Court confirmed the companies' Second Amended Joint Plan of Reorganization (the "Plan of Reorganization") which became effective December 30, 1994. The Plan of Reorganization provided for the reorganization and continuation of the companies through the merger of Pellucid into the Company, the cancellation of all outstanding shares of common stock, $0.001 par value, of the Company ("Old Common Stock") and options to purchase Old Common Stock, and the conversion of the secured and unsecured debt of the Company (except for certain amounts owed to equipment lessors) into newly issued Common Stock.

     Pursuant to the Plan of Reorganization, certain shares of Common Stock were held in escrow for the final satisfaction of claims pending against the Company. There are currently approximately 1,078,000 shares of Common Stock held in escrow. Pursuant to voting agreements between the Company and the escrow holders, the escrow holders have agreed to vote all such shares in each election of directors and with respect to other matters submitted to a stockholder vote in the same proportions as the votes cast by the outstanding shares of Common Stock not held in escrow.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 7, 1997: (i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock; (ii) each director and director-nominee of the Company; (iii) the Chief Executive Officer and by the four other most highly compensated executive officers of the Company as of December 29, 1996 whose salary and bonus for the year ended December 29, 1996 exceeded $100,000; and (iv) all directors and executive officers of the Company as a group.

                                                                       SHARES BENEFICIALLY
                                                                             OWNED(2)
                                                                      ----------------------
                NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                NUMBER       PERCENT
    ----------------------------------------------------------------  ----------     -------
    The TCW Group, Inc. and its affiliates(3).......................  15,985,177       40.5%
    865 South Figueroa Street
    Los Angeles, California 90017
      D. Richard Masson(4)..........................................  17,565,510       44.5%
      Thomas K. Smith, Jr.(5).......................................  15,985,177       40.5%
    DDJ Capital Management, LLC(6)..................................   6,321,706       16.0%
      141 Linden Street, Suite 4
      Wellesley, MA 02181
    Appaloosa Management L.P.(7)....................................   5,752,097       14.6%
      51 JFK Parkway
      Short Hills, NJ 07078
    Kenneth A. Kokinakis(8).........................................   1,000,000        2.5%
    Richard E. Christopher(10)......................................      50,000          *
    L. William Krause(9)............................................     150,000          *
    David J. Domeier(11)............................................     244,070          *
    Michael L. Hunter(12)...........................................     248,310          *
    Alexander Limberis(13)..........................................     262,500          *
    Brendan R. O'Flaherty(14).......................................     248,333          *
    All directors and executive officers as a group (13
      persons)(15)..................................................  22,138,938       50.4%

---------------
  *  Less than 1%.

 (1) Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 4245 Technology Drive, Fremont, CA 94538.

 (2) This table is based upon information supplied by officers, directors and principal stockholders. Except as otherwise indicated, the Company believes that the persons or entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

 (3) TCW Group, Inc. may be deemed to beneficially own 15,985,177 shares of the Company's Common Stock. The 15,985,177 represents shares held by limited partnerships, trusts and third party separate accounts for which The TCW Group, Inc. and its affiliates (collectively, "TCW") act as general partner, trustee and investment adviser, respectively. TCW may be deemed to beneficially own such shares held by such limited partnerships, trusts and third party accounts; however, TCW expressly disclaims beneficial ownership of these shares.

 (4) Mr. Masson has been a Principal of Oaktree Capital Management, LLC ("Oaktree") since May 1995. Prior to establishing Oaktree, he was Managing Director of Trust Company of the West and TCW Asset Management Company ("TAMCO"), wholly-owned subsidiaries of the TCW Group, Inc., where he served since 1988 in various capacities for TCW Special Credits. TCW Special Credits serves as a general partner and investment advisor to certain limited partnerships, trusts, and accounts invested in the securities and debt obligations of financially distressed companies. TAMCO is the managing general partner of TCW Special Credits, and Mr. Masson was a general partner of TCW Special Credits. Oaktree provides investment sub-advisory services to TAMCO on certain funds and accounts managed by TAMCO. Mr. Masson may be deemed under certain circumstances for the purposes of Section 13 of the Securities Exchange Act of 1934, as amended, to be the beneficial owner of such shares. In addition, Mr. Masson may be deemed beneficial owner of 1,580,333 shares as Oaktree Capital Management LLC has voting and dispositive powers over such shares as a fiduciary on behalf of a third party separate account. Mr. Masson disclaims beneficial ownership of such shares.

 (5) To the extent Mr. Smith, as either a Senior Vice President or authorized representative of Trust Company of the West or TAMCO anticipates in the process to vote or dispose of the shares described in footnote (3) above, Mr. Smith may be deemed under certain circumstances for the purpose of
     Section 13 of the Securities Exchange Act of 1934, as amended, to be the beneficial owner of such shares. Mr. Smith disclaims beneficial ownership of such shares.

 (6) According to Form 4's filed with the Securities and Exchange Commission all shares of the Company's Common Stock may be deemed to be beneficially owned by DDJ Capital Management, LLC ("DDJ") David Breazzano, Daniel Harmetz and Judy Menchen through certain affiliates, as general partners and investment managers of The Copernicus Fund, L.P. (the "Copernicus Fund"), the Galileo Fund, L.P. (the "Galileo Fund"), Kepler Overseas Corp ("Kepler Fund"), DDJ Overseas Corp ("DDJ Overseas Fund") and DDJ Copernicus LLC ("DDJ Copernicus Fund").

 (7) According to a Schedule 13D filed with the Securities and Exchange Commission June 17, 1996 all of the shares are beneficially owned by Appaloosa Management L.P. ("Appaloosa"). Mr. David A. Tepper, through his control of Appaloosa, may be deemed to beneficially own all of the shares of the Company's stock beneficially owned by Appaloosa. Both Appaloosa and Mr. Tepper have sole voting and dispositive power with respect to the 5,752,097 shares of the Company's common stock.

 (8) Includes 1,000,000 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of March 7, 1997. Of such shares, 750,000 are not vested and subject to repurchase by the Company.

 (9) Represents 150,000 vested shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of March 7, 1997.

(10) Includes 30,000 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of March 7, 1997. Of such shares, 30,000 are not vested and subject to repurchase by the Company.

(11) Represents 244,070 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of March 7, 1997 Of such shares, 94,380 are not vested and subject to repurchase by the Company.

(12) Represents 248,310 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of March 7, 1997. Of such shares, 103,951 are not vested and subject to repurchase by the Company.

(13) Represents 262,500 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of March 7, 1997. Of such shares, 200,833 are not vested and subject to repurchase by the Company.

(14) Includes 248,333 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of March 7, 1997. Of such shares, 103,928 are not vested and subject to repurchase by the Company.

(15) Includes 4,452,428 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of March 7, 1997. Also includes 17,565,510 shares which may be deemed beneficially owned by Richard Masson.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors currently consisting of one Class I Director (Kenneth A. Kokinakis), two Class II Directors (D. Richard Masson and Richard E. Christopher), and two Class III Directors (L. William Krause and Thomas K. Smith, Jr.), who will serve until the annual meetings of stockholders to be held in 1999, 1997 and 1998 respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire on the annual meeting dates.

     The nominees for election at the Annual Meeting to Class II of the Board of Directors are D. Richard Masson and Richard E. Christopher. If elected, the Class II nominees, Messrs. Masson and Christopher, will serve as directors until the Company's annual meeting of stockholders in 2000 and until their successors are elected and qualified or until their earlier resignation or removal. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as management may designate.

     If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers which are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes" will be counted as present for purposes of determining if a quorum is present.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The name of and certain other information regarding the current directors and nominees for director are set forth in the following table.

               NAME                 AGE           POSITION WITH COMPANY          DIRECTOR SINCE
----------------------------------  ---    -----------------------------------   --------------
CLASS II DIRECTORS TO BE ELECTED AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS:
  D. Richard Masson...............  38                  Director                 December 1994
  Richard E. Christopher..........  49                  Director                 November 1996

CLASS III DIRECTORS WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS:
  L. William Krause...............  54                  Director                 April 1995
  Thomas K. Smith, Jr.............  32                  Director                 December 1994

CLASS I DIRECTOR WHOSE TERM EXPIRES AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS:
  Kenneth A. Kokinakis............  43         President, Chief Executive        February 1996
                                                  Officer and Director

     Mr. Kokinakis was appointed President and Chief Executive Officer of the Company effective January 15, 1996 and a director of the Company effective February 7, 1996. Prior to joining the Company, Mr. Kokinakis served as the Managing Director and Chief Executive Officer of Memec-Asia-Pacific, an electronic component distributor, since January 1991. Prior to 1991, Mr. Kokinakis held various executive sales and marketing positions at Xilinx and Microchip.

     Mr. Christopher has served as a director of the Company since November 13, 1996 when he was appointed by The Board of Directors. Mr. Christopher is currently the Vice President of Worldwide Sales for Chips and Technologies, a supplier of advanced graphic controllers and accelerators for notebook computers and has held that position since July 1992. Prior to that, Mr. Christopher spent 12 years at Fujitsu Microelectronics where he became Senior Vice President and General Manager.

     Mr. Masson has served as a director of the Company since December 30, 1994 when he was appointed pursuant to the Plan of Reorganization. Mr. Masson has been a Principal of Oaktree since May 1995. Prior to establishing Oaktree, he was a partner of TCW Special Credits and served as a Managing Director of Trust Company of the West and TAMCO, wholly-owned subsidiaries of The TCW Group, Inc., where he served since 1988 in various general capacities for TCW Special Credits. TCW Special Credits serves as a general partner and investment adviser to certain limited partnerships, trusts, and accounts invested in the securities and debt obligations of financially distressed companies. TAMCO is the managing general partner of TCW Special Credits.

     Mr. Krause has served as a director of the Company since April 1, 1995. Since 1991, he has been the President, Chief Executive Officer and a director of Storm Technology, a public company developing application software to display photographs using personal computers. Prior to that, Mr. Krause was President and Chief Executive Officer of 3Com Corporation from 1981 to 1990 and Chairman of the Board from 1987 to 1993. Mr. Krause is also a director of Sybase, Inc., a client/server software company.

     Mr. Smith has served as a director of the Company since December 30, 1994 when he was appointed pursuant to the Plan of Reorganization. Mr. Smith is a Senior Vice President of Trust Company of the West and TAMCO, wholly-owned subsidiaries of The TCW Group, Inc., which he joined in 1991 as an investment analyst for TCW Special Credits. TCW Special Credits serves as general partner and investment adviser to certain limited partnerships, trusts, and accounts invested in the securities and debt obligations of financially distressed companies. TAMCO is the managing general partner of TCW Special Credits. During 1990, Mr. Smith was a Management Associate with the Citicorp Mergers and Acquisitions' group in its Los Angeles office.

BOARD COMPENSATION

     As compensation for service on the Board, the Company granted to Mr. Krause an option to purchase 100,000 shares of Common Stock at an exercise price of $1.875 per share on April 4, 1995 and, on September 28, 1995, granted an additional option to purchase 50,000 shares of Common Stock at an exercise price of $0.9375 per share. Each option was 25% vested upon issuance and will vest an additional 25% at the end of each six-month period after such director's initial appointment to the Board or grant date in the instance of the second option granted to Mr. Krause. Mr. Christopher was granted an option to purchase 30,000 shares of Common Stock at a price of 1.938 on November 13, 1996. Pursuant to the 1996 Outside Directors Stock Option Plan, the option will vest 25% at the end of a one year period and vest at a rate of 2.08% per month thereafter for the remaining term. Both Mr. Krause and Mr. Christopher will receive automatic annual grants of option to purchase 5,000 shares of Common Stock on November 13 of each year in which they remain directors. In addition, the Company pays each of Messrs. Krause and Christopher $500 for each Board meeting attended. The other directors do not receive any compensation for their services as members of the Board. All non-management directors are reimbursed for their reasonable expenses incurred in attending meetings of the Board and committees of the Board.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board held ten (10) meetings and acted one (1) time by written consent during fiscal 1996. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees, if any, on which he served in fiscal 1996 that were held while he was a director or a member of such committee.

     Standing committees of the Board include an Audit Committee and Compensation Committee. The current members of the Audit Committee are Messrs. Krause and Christopher. The Audit Committee recommends engagement of the Company's independent accountants, reviews the scope of the audit, considers comments made by the independent accountants and reviews the non-audit services provided by the Company's independent accountants. The Audit Committee held two meetings during fiscal 1996.

     The current members of the Compensation Committee are Messrs. Masson and Smith. The Compensation Committee determines the compensation for the Company's senior management and administers the Company's stock option plan for officers, directors, employees and consultants. The Compensation Committee held one (1) meeting in fiscal 1996. The Compensation Committee acted thirteen (13) times by written consent during fiscal 1996 for the purpose of approving stock option grants.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth the 1996, 1995 and 1994 total compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company as of December 29, 1996 whose total salary for the year ended December 29, 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                          ------------------------------
                                           ANNUAL COMPENSATION            SECURITIES
                                     --------------------------------     UNDERLYING        ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR     SALARY(11)      BONUS        OPTIONS       COMPENSATION(1)
-----------------------------------  ----     ----------     --------     ----------     ---------------
Kenneth A. Kokinakis(2)............  1996      $172,730      $100,000      1,000,000         $47,239(3)
  President and Chief
  Executive Officer
David J. Domeier(4)................  1996      $174,326            --         87,500         $ 4,750
  Vice President, Finance            1995      $119,244            --        175,000         $ 2,432
  and Chief Financial Officer
Michael Hunter(5)..................  1996      $138,599      $ 22,500(6)     137,500         $ 4,750
  Vice President, Sales              1995      $123,800      $ 19,500        125,000         $ 4,620
Alex Limberis(7)...................  1996      $141,345            --        262,500         $54,750(8)
  Vice President, Consumer Products
Brendan R. O'Flaherty..............  1996      $164,230            --        112,500         $ 4,750
  Vice President, Business           1995      $156,773            --        150,000(10)     $ 4,620
  Development and General Counsel    1994      $125,097      $247,000(9)          --         $ 4,620

---------------

 (1) Unless otherwise noted, represents the Company's contribution to the employee's 401(k) plan account.

 (2) Mr. Kokinakis joined the Company in January 1996; compensation reflected for 1996 was for the partial year. The bonus was paid in 1997 for services rendered in 1996.

 (3) Includes moving and other associated expenses incurred by Mr. Kokinakis in his transfer from Hong Kong.

 (4) Mr. Domeier joined the Company in March 1995; compensation reflected for 1995 was for the partial year.

 (5) Mr. Hunter joined the Company in January 1995; compensation reflected for 1995 was for the partial year.

 (6) Includes guaranteed commissions of $22,500.

 (7) Mr. Limberis joined the Company in March 1996; compensation reflected for 1996 was for the partial year.

 (8) Includes a sign-on bonus of $50,000 in connection with Mr. Limberis' employment.

 (9) Represents bonuses awarded to executive officers pursuant to a Management Incentive and Retention Plan provided by the Creditors Committee, which was included within the Plan of Reorganization and approved by the Bankruptcy Court effective December 30, 1994. The bonuses were actually paid in 1995.

(10) Includes options to purchase 75,000 shares of Common Stock granted to Mr. O'Flaherty in 1994 and which were repriced on April 4, 1995 to have an exercise price of $1.875 per share.

(11) As part of the Company's restructuring efforts in 1995, all officers employed at July 1, 1995 voluntarily took a 10% pay cut.

STOCK OPTIONS GRANTED IN FISCAL 1996

     The following table sets forth information with respect to the options to purchase Common Stock granted to the executive officers named in the Summary Compensation Table during the year ended December 29, 1996. The Company did not grant any stock appreciation rights during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS IN 1996
                           -----------------------------------------------------
                                          PERCENT OF                                  POTENTIAL REALIZABLE
                                            TOTAL                                    VALUE AT ASSUMED ANNUAL
                           NUMBER OF       OPTIONS                                    RATES OF STOCK PRICE
                           SECURITIES     GRANTED TO                                 APPRECIATION FOR OPTION
                           UNDERLYING     EMPLOYEES                                          TERM(4)
                            OPTIONS       IN FISCAL      EXERCISE     EXPIRATION     -----------------------
          NAME             GRANTED(1)      YEAR(2)       PRICE(3)        DATE           5%           10%
-------------------------  ----------     ----------     --------     ----------     --------     ----------
Kenneth A. Kokinakis.....    800,000         19.9%        $ 1.03        02/07/06     $518,863     $1,314,901
                             200,000          5.0%          1.34        05/08/06      169,021        428,334
David J. Domeier.........     87,500          2.2%          1.34        05/08/06       73,447        187,396
Michael L. Hunter........    137,500          3.4%          1.34        05/08/06      116,202        294,479
Alexander Limberis.......    175,000          4.3%           .88        03/13/06       96,299        244,041
                              87,500          2.2%          1.34        05/08/06       73,974        187,396
Brendan R. O'Flaherty....    112,500          2.8%          1.34        05/08/06       95,074        240,938

---------------

(1) These options are immediately exercisable at the date of grant, but shares purchased upon exercise of unvested options are subject to repurchase at the option of the Company at their original issuance price. All options in this table have exercise prices equal to the fair market value on the date of grant. The options generally vest over a period of four years and expire ten years from the original date of grant.

(2) The Company granted options for 4,023,750 shares to employees in fiscal year 1996 under the 1995 Stock Option Plan.

(3) The exercise price may be paid in cash, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(4) The potential gain is calculated from the closing price of the Company's Common Stock on the date of grant. These amounts only represent certain assumed rates of appreciation as established by the Securities and Exchange Commission and do not represent the Company's estimate or projections of future stock prices. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.

OPTION EXERCISES AND FISCAL 1996 YEAR-END VALUES

     The following table sets forth information regarding the number and value of unexercised options held by the executive officers named in the Summary Compensation Table on December 29, 1996. During 1996, none of the named executive officers exercised any options to purchase Common Stock.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                                                                    IN-THE-MONEY OPTIONS
                                      NUMBER OF UNEXERCISED OPTIONS AT 12/29/96        AT 12/29/96(1)
                                      -----------------------------------------     --------------------
                NAME                  EXERCISABLE     VESTED      UNEXERCISABLE     VESTED      UNVESTED
------------------------------------  -----------     -------     -------------     -------     --------
Kenneth A. Kokinakis................    1,000,000           0              0        $     0     $765,000
David J. Domeier....................      240,064     153,635         22,436         33,878       57,332
Michael L. Hunter...................      244,932     142,789         17,568         34,893       59,050
Alexander Limberis..................      262,500      48,333              0         47,579      169,806
Brendan R. O'Flaherty...............      244,948     142,805         17,552         38,666       65,434

---------------
(1) Value per share is defined as the market price of the Company's Common Stock at year end minus the per share exercise price of the option. The per share price of the Common Stock on December 29, 1996 was $1.97 as reported on the OTC Bulletin Board.

REPRICED OPTIONS

     The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since November 11, 1992, the date of the Company's initial public offering:

                           TEN-YEAR OPTION REPRICINGS

                                                                                                     LENGTH OF
                                           NUMBER OF                                                  ORIGINAL
                                          SECURITIES    MARKET PRICE                                OPTION TERM
                                          UNDERLYING    OF STOCK AT       EXERCISE                  REMAINING AT
                                            OPTIONS       TIME OF       PRICE AT TIME      NEW        DATE OF
                              REPRICING   REPRICED OR   REPRICING OR   OF REPRICING OR   EXERCISE   REPRICING OR
      NAME AND POSITION         DATE        AMENDED      AMENDMENT        AMENDMENT       PRICE      AMENDMENT
----------------------------- ---------   -----------   ------------   ---------------   --------   ------------
Iyer, Sanjay,................  04/04/95      40,000       $ 1.8750         $4.0000       $ 1.8750     117 months
  Vice President, Marketing
O'Flaherty, Brendan R.,......  04/04/95      75,000         1.8750          4.0000         1.8750     117 months
  Vice President and General
  Counsel
Former Executive Officers:
Backus, Leonard L.(1)........  04/04/95      75,000         1.8750          4.0000         1.8750     117 months
Brownell, G. Robert(2).......  04/04/95     300,000         1.8750          4.0000         1.8750     117 months
Sastri, Bharat(3)............  04/04/95     200,000         1.8750          4.0000         1.8750     117 months

---------------

(1) Mr. Backus resigned as Vice President, International Sales and Marketing of the Company on October 6, 1995.

(2) Mr. Brownell resigned as President and Chief Executive Officer of the Company on December 31, 1995.

(3) Mr. Sastri resigned as Vice President, Technology of the Company on August 9, 1995.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In connection with the Company's acquisition of Crystal River Engineering, Scott Foster, Chief Technical Officer and Toni Schneider, Vice President of Strategic Alliances, entered into employment agreements with the Company. Messrs. Foster and Schneider's employment agreements contain certain provisions regarding the termination of their employment with the Company. Under the terms of the employment agreements, in the event that Messrs. Foster or Schneider are involuntarily terminated within the first twelve months of their employment, other than for cause (as defined in the agreements), they will be entitled to monthly severance payments equal to their monthly base salary at the time of their termination payable until the first anniversary date of their employment. Messrs. Foster and Schneider commenced employment with the Company on May 29, 1996.

     The Company's 1994 Stock Option Plan contains provisions pursuant to which all outstanding options granted under that plan will become fully vested and immediately exercisable upon certain changes of control and related events.

     Options granted under the Company's 1995 Stock Option Plan (the "1995 Plan") generally are immediately exercisable, subject to the right of the Company to repurchase at the optionee's original purchase price any unvested shares acquired upon exercise of the option that are held by the optionee upon termination of service with the Company (the "Company Repurchase Right"). The Company Repurchase Right lapses over time while the optionee remains in continuous service with the Company in accordance with a vesting schedule established for each option granted. In addition, option agreements entered into with each optionee under the 1995 Plan generally provide that in the event of certain changes in control, the Company Repurchase Right will automatically terminate unless the option is assumed by the acquiring corporation or such corporation substitutes a substantially equivalent option for the acquiring corporation's stock. In the event an option is assumed or substituted for by the acquiring corporation, option agreements under the 1995 Plan generally further provide for automatic termination of the Company Repurchase Right if the optionee is terminated without cause or resigns for good reason within twelve months following certain changes in control of the Company.

CHANGES TO BENEFIT PLANS

     Directors Plan. The Company has also proposed the approval of the Company's 1996 Outside Directors Stock Option Plan (the "Directors Plan"). See "APPROVAL OF THE 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN." Subject to the approval of the Directors Plan by the Company's stockholders, Mr. Christopher was automatically granted an initial option for 30,000 shares of Common Stock on November 13, 1996, the date on which the Board of Directors adopted the Directors Plan. In addition, Messrs. Christopher and Krause will thereafter receive on each annual anniversary date of November 13, 1996, an automatic grant of an option to purchase 5,000 shares of Common Stock provided such person remains a director on the anniversary date. Employee directors are not eligible to participate in the Directors Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Under the Plan of Reorganization, certain investment funds and accounts managed by TCW Special Credits, an affiliate of The TCW Group, Inc. (collectively "TCW," a holder of greater than 5% of the Company's Common Stock), received, in exchange for claims against the Company, 8,743,828 shares of newly issued Common Stock of the Company. Depending on the final allocation of shares currently held in escrow to the holders of outstanding claims, TCW could receive a total of approximately 9,300,000 shares of Common Stock. Mr. Masson, a director of the Company, is a Principal of Oaktree Capital Management, LCC which provides investment sub-advisory services to TAMCO fund management through a arrangement with TCW. Mr. Smith, also a director of the Company, is a Senior Vice President of Trust Company of the West and TAMCO, wholly-owned subsidiaries of the TCW Group, Inc. TAMCO is the managing general partner of TCW Special Credits.

     On February 21, 1996, TCW and Appaloosa each acquired an additional 2,500,000 shares of Common Stock of the Company for a purchase price of $1.00 per share or $2,500,000 pursuant to a Common Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of February 21, 1996 by and among the Company, TCW and Appaloosa Management L.P. ("Appaloosa"). Under the terms of the Stock Purchase Agreement, the Company is obligated to use the proceeds from the sale of Common Stock for working capital and is expressly prohibited from using the proceeds to repay its indebtedness to TCW. Pursuant to the terms of the Stock Purchase Agreement, TCW also agreed to extend the maturity date on its line of credit to March 31, 1998.

     On March 11, 1996, TCW acquired an additional 2,500,000 shares of Common Stock of the Company for a purchase price of $1.00 per share or $2,500,000 pursuant to an amendment (the "Amendment") to the Stock Purchase Agreement. DDJ Capital Management, LLC ("DDJ") was also a party to the Amendment and purchased 2,500,000 shares of Common Stock of the Company for a purchase price of $1.00 per share or $2,500,000.

     On September 1, 1994, the Bankruptcy Court granted the Company authority to enter into a debtor-in-possession loan agreement (the "DIP Loan Agreement") with TCW. Pursuant to the DIP Loan Agreement, the Company obtained a line of credit for up to $10 million, secured by all of the Company's assets. On December 30, 1994, the Company replaced the DIP Loan Agreement with a six-month secured credit facility from TCW, providing for borrowings of up to $15 million. On March 22, 1995, this agreement was amended to increase the line of credit to $20 million and extend the maturity date to March 31, 1996, for which the Company paid TCW an amendment fee of $100,000. On July 24, 1995, this agreement was amended to increase the line of credit to $22 million, for which the Company paid TCW an amendment fee of $10,000. On February 16, 1996, this agreement was amended to extend the maturity date to March 31, 1998, for which the Company paid TCW an amendment fee of $220,000. On June 11, 1996, this agreement was amended to decrease the line of credit to $20 million. The credit agreement, as amended, is hereafter referred to as the "TCW Credit Facility." Borrowings under the TCW Credit Facility bear interest at the prime rate to commercial borrowers of Bank of America, NT & SA plus 5% and TCW has the benefit of certain covenants. On March 7, 1997, a balance of $13.2 million was outstanding under the TCW Credit Facility.

     On August 28, 1995, the Company entered into a consulting agreement with The Technology Research Group ("Technology Research"), of which Andrew Rappaport, a former director of the Company, is a principal and Mr. Rappaport personally provided these consulting services to the Company. Technology Research received payments totaling $180,000 for six months of service and Mr. Rappaport received an immediately exercisable, fully vested option to purchase 100,000 shares of Common Stock at an exercise price of $1.125.

     On June 11, 1996, TCW, Appaloosa and DDJ Capital Management acquired 3,248,518, 1,750,000, 2,000,000 shares of Common Stock of the Company respectively, for a purchase price of $1.35 per share pursuant to a Common Stock Purchase Agreement. Along with purchases from several other parties, the Company sold 8,888,888 shares for a total of $12,000,000.

     On May 29, 1996, the Company acquired Crystal River Engineering, Inc.("CRE") a transaction valued in excess of $6.3 million. The acquisition included the purchase of all CRE outstanding stock, exchange of CRE Stock Options for the Company's Stock Options and other cash considerations (both current and deferred). As part of the acquisition of CRE, the Company entered into certain employment agreements with Scott Foster and Toni Schneider and certain other former Crystal River Engineering employees. See Employment Contracts and Termination of Employment and Change in Control Arrangements.

     The Company's Bylaws provide that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law. The Bylaws expressly authorize the use of indemnity agreements and the Company has entered into such agreements with each of its directors and officers. The Company also maintains insurance policies which cover the officers and directors for any liability arising out of their actions in such capacity.

     The Company believes that all transactions described above were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORT, COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and changes in ownership of such stock and other equity securities of the Company (Forms 4 and 5).

     To the Company's knowledge, based solely upon review of the copies of such reports and certain representations furnished to it, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 29, 1996.

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below are line graphs comparing the annual percentage change in the cumulative total return on the Company's Old Common Stock with the cumulative return of the CRSP Total Return Index for the OTC Bulletin Board and the CRSP Total Return Index for Computer Manufacturers for the period commencing on November 11, 1992 (the date trading of the Company's Old Common Stock began) and ending December 29, 1995. The performance graph assumes $100 was invested on November 11, 1992 in the Company's Old Common Stock and each of the other indices on that date and that all dividends were reinvested. Effective as of December 30, 1994 and pursuant to the Plan of Reorganization, the Old Common Stock was canceled, and newly issued Common Stock was distributed to creditors of the Company.

     The Old Common Stock of the Company was canceled upon emergence from bankruptcy on December 30, 1994. The former stock no longer trades on any market system. Consequently, this stock will no longer be tracked on the performance graph.

                                                                                 Computer
        Measurement Period           Media Vision (Old     Nasdaq Market       Manufacturers
      (Fiscal Year Covered)            Common Stock)           Index               Index
11/11/92                                 100.00              100.00              100.00
12/31/92                                 109.10              103.68              106.00
12/31/93                                 198.90              119.01              100.46
12/30/94                                   0.00              116.34              110.34

     The Company divested itself of its retail business in August 1995 and focused exclusively on the development of semiconductor components while liquidating its retail inventory. Consequently, the following chart compares the Company's performance against the semiconductor industry index.

        Measurement Period             Aureal Common       Nasdaq Market       Semiconductor
      (Fiscal Year Covered)                Stock               Index          Industry Index
1/6/95                                   100.00              100.00              100.00
12/29/95                                  50.00              129.71              162.40
12/29/96                                  71.59              161.18              261.45

     The New Common Stock of the Company did not begin trading on the OTC Bulletin Board until January 6, 1995. The closing price on that day was $2.75. The closing price of the New Common Stock on December 29, 1996 was $1.97.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of two outside directors of the Board of Directors and is responsible for establishing compensation policies applicable to the Company's executive officers and, pursuant to such policies, determining the compensation payable to the Company's Chief Executive Officer and, taking into account recommendations of the Chief Executive Officer, all other executive officers.

SALARY

     The Compensation Committee determined the salaries of executive officers by utilizing salary surveys prepared by an outside firm. These surveys conduct reviews of companies in similar industries and of similar size and geographic area. The Compensation Committee used these surveys and input from Company management to determine executive compensation for 1996. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Certain Relationships and Related Transactions."

BONUSES

     The Company did not have a bonus plan and did not pay any cash bonuses for services in 1996, except for a bonus of $100,000 to Mr. Kenneth Kokinakis in connection with his employment agreement. The Committee believed that his services have met the requirements of his employment letter agreement and the Company has achieved significant progress in 1996.

STOCK OPTIONS

     The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers and all Company employees to maximize value for the Company's stockholders and, therefore, periodically recommends to the Board of Directors grants of stock options under the Company's option plans. Stock options are granted by the Compensation Committee at the current market price and will only have value if the Company's stock price increases over the exercise price.

RECENT COMPENSATION DECISIONS

     In fiscal 1996, the Company completed three private placements of Common Stock for a total of $22 million for 18,888,888 shares. This placement of stock diluted the percentage ownership on a fully diluted basis of the employees of the Company. The Compensation Committee decided in May 1996 to offset a portion of this dilution by granting options to all employees.

     The Compensation Committee believes that it is standard industry practice for approximately 20% of total shares outstanding on a fully diluted basis to be available for employee's as a group and consequently the Company has instituted stock option plans which provide for this availability. The Company and the Compensation Committee are strongly committed to providing competitive compensation packages to its employees to ensure a continuation of attracting and retaining top quality technical and support personnel.

CEO COMPENSATION

     In 1996, Mr. Kokinakis was employed under a letter agreement with the Company that entitled him to receive a salary of $200,000 and earn a cash incentive bonus of up to $100,000. Mr. Kokinakis achieved significant results with the Company in 1996 and consequently the Board approved his bonus. Mr. Kokinakis also received an additional option grant for 200,000 shares of Common Stock as part of a grant to all employees in order to partially protect them from dilution due to the private placements which occurred in 1996.

                                          THE COMPENSATION COMMITTEE

                                          D. Richard Masson
                                          Thomas K. Smith, Jr.

                                   PROPOSAL 2

            APPROVAL OF THE 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN

GENERAL

     Subject to stockholder approval, the Board of Directors adopted the 1996 Outside Directors Stock Option Plan (the "Directors Plan") in November 1996. The maximum number of shares of Common Stock issuable under the Plan is 200,000 shares. Shares issued under the Directors Plan may be authorized but unissued or reacquired shares of Common Stock.

     The stockholders are now being asked to approve the Directors Plan in the form described below. The Board of Directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining highly qualified non-employee directors essential to the success of the Company and by aligning their long-term interests with those of the stockholders.

DESCRIPTION OF PLAN

     The following summary of the Directors Plan is qualified in its entirety by the specific language of the Directors Plan, a copy of which is available to any stockholder upon request.

     General. The Directors Plan provides for the automatic grant of nonqualified stock options to nonemployee directors of the Company.

     Shares Subject to Plan. A maximum of 200,000 shares of the authorized but unissued or reacquired shares of the Common Stock of the Company may be issued upon the exercise of options granted under the Directors Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Directors Plan, to the terms of the automatic option grants described below, and to outstanding options. To the extent that any outstanding option under the Directors Plan expires or terminates prior to exercise in full or if shares issued upon the exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised are returned to the plan and become available for future grants.

     Administration. The Directors Plan is intended to operate automatically without discretionary administration. To the extent administration is necessary, it will be performed by the Board of Directors or a duly appointed committee of the Board of Directors (hereinafter referred to as the "Board"). However, the Board has no discretion to select the non-employee directors of the Company who are granted options under the Directors Plan, to set the exercise price of such options, to determine the number of shares for which or the time at which particular options are granted or to establish the duration of such options. The Directors Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Directors Plan. The Board is authorized to interpret the Directors Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Directors Plan or any option.

     Eligibility. Only directors of the Company who are not at the time of the option grant employees of the Company or of any parent or subsidiary corporation of the Company (the "Outside Directors") are eligible to participate in the Directors Plan. Currently, the Company has four Outside Directors.

     Mr. Smith and Mr. Masson are prohibited from accepting stock option grants by the guidelines of their respective companies.

     Automatic Grant of Options. Subject to stockholder approval of the Directors Plan, Richard Christopher was granted an option to purchase 30,000 shares of the Company's Common Stock. The Directors Plan further provides that each Outside Director first elected or appointed to the Board after the Effective Date of November 13, 1996 (or the anniversary of the Effective Date for the Outside Directors elected prior to such date) will be granted automatically, on the date of such initial election or appointment, an option to purchase 30,000 shares of Common Stock. An option granted on the Effective Date or on the date of initial appointment or election as an Outside Director is referred to herein as an "Initial Option". The Directors Plan also provides for the automatic annual grant, on their anniversary date of being named a director, of an additional option to purchase 5,000 shares of Common Stock (an "Annual Option") to each Outside Director remaining a member of the Board (including a director who previously did not qualify as an Outside Director but who subsequently qualifies).

     Terms and Conditions of Options. Each option granted under the Directors Plan will be evidenced by a written agreement between the Company and the Outside Director specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Directors Plan. The exercise price of any option granted under the Directors Plan must equal the fair market value, as determined pursuant to the Directors Plan, of a share of the Company's Common Stock on the date of grant. Generally, the fair market value of the Common Stock will be the average of the bid and the ask price per share on the date of grant as reported on the OTC Bulletin Board. No option granted under the Directors Plan is exercisable after the expiration of 10 years after the date such option is granted, subject to earlier termination in the event the optionee's service with the Company ceases or in the event of a Transfer of Control of the Company, as discussed below. Initial Options granted under the Directors Plan will become exercisable at a rate of 25% one year after the date of the grant and the remainder at a rate of 2.08% per month thereafter. An optionee has no rights as a stockholder with respect to shares subject to an option granted under the Directors Plan unless the shares of Common Stock are issued to the optionee upon exercise of the option.

     Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. During the lifetime of the optionee, the option may be exercised only by the optionee. An option may not be transferred or assigned, except by will or the laws of descent and distribution.

     Transfer of Control. The Directors Plan provides that, in the event of (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the Company, its successor, or the corporation to which combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Transfer of Control"), all options outstanding under the Directors Plan will become immediately exercisable and vested in full prior to the Transfer of Control. In addition, the acquiring or successor corporation may assume or substitute substantially equivalent options for the options outstanding under the Directors Plan. Any option which is not assumed, substituted for, or exercised prior to the Transfer of Control, will terminate and cease to be outstanding effective as of the date of Transfer of Control.

     Termination or Amendment. The Directors Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may terminate or amend the Directors Plan at any time. However, subject to changes in the law that would permit otherwise, without stockholder approval, the Board may not amend the Directors Plan to increase the total number of shares of Common Stock reserved for issuance thereunder adopt any other amendment which would require stockholder approval under any applicable law, regulations or rule. The provisions of the Directors Plan addressing eligibility to participate in the plan and the amount, price and time of the grant of options may not be amended more than once every six months, other than to conform to changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, or the rules thereunder. No termination or amendment of the Directors Plan may adversely affect an outstanding option without the consent of the optionee, unless such termination or amendment is necessary to comply with any applicable law.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

NONQUALIFIED STOCK OPTIONS ("NQO")

     Award: Exercise. An optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the difference between the sale price and exercise price of the option on the exercise date. The optionee's tax basis in the shares will be the fair market value of the shares on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on or immediately after that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under NQO and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of the lapse.

     Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company, rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

     Exercise with Stock. If an optionee tenders Common Stock to pay all or part of the exercise price of a NQO, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes, on the other hand, will have no effect on the outcome of the vote on this proposal.

     The Board of Directors believes that the proposed 1996 Outside Directors Stock Option Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN.

                                   PROPOSAL 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board has selected Arthur Andersen LLP as independent accountants to audit the financial statements of the Company for the 1997 fiscal year. Arthur Andersen LLP has acted in such capacity since its appointment effective January 30, 1995 to audit the Company's financial statements for the 1994 fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. The representatives of Arthur Andersen LLP also will be available to respond to questions raised during the meeting.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     Approval of this proposal requires the affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be counted as having been voted on the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 28, 1997.

                             STOCKHOLDER PROPOSALS

     Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the annual meeting of stockholders to be held in 1998 must submit such proposals so as to be received by the Company at 4245 Technology Drive, Fremont, California 94538, Attention: Shareholder Relations, not later than December 22, 1997.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Brendan R. O'Flaherty
                                          Secretary

April 18, 1997

                            AUREAL SEMICONDUCTOR INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MAY 21, 1997

The undersigned hereby appoints David J. Domeier and Brendan R. O'Flaherty, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the Common Stock of Aureal Semiconductor Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company on Wednesday, May 21, 1997, and at any adjournments or postponements of such meeting, as follows:

1. To elect D. Richard Masson and Richard E. Christopher as Class II Directors to hold office for a three year term and until their successors are elected.

         / / FOR all nominees listed except those whose names are handwritten on the line below.

         / /      WITHHOLD AUTHORITY to vote for all listed nominees.

                  To withhold authority to vote for any of the above nominees, write the nominee's name below:

         2.       To approve the Company's 1996 Outside Directors Stock Option
                  Plan.

         / /  FOR               / /  AGAINST               / /  ABSTAIN

         3. To ratify the appointment of Arthur Andersen LLP as the independent accountants of the Company for the fiscal year ending December 28, 1997.

         / /  FOR               / /  AGAINST               / /  ABSTAIN

The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

                                         Date and sign exactly as
                                         name(s) appear(s) on this
                                         proxy. If signing for
                                         estates, trusts,
                                         corporations or other
                                         entities, title or capacity
                                         should be stated. If shares
                                         are held jointly, each
                                         holder should sign.


                                         ----------------------------------
                                         (Signature(s) of Stockholder(s))


                                         ----------------------------------
                                         (Signature(s) of Stockholder(s))


                                         Date:                      , 1997.
                                              ----------------------

                                         PLEASE COMPLETE, DATE AND SIGN THIS
                                         PROXY AND RETURN IT PROMPTLY IN THE
                                         ENCLOSED ENVELOPE.